UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: February 28, 2012
Date of Earliest Event Reported: February 28, 2012
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 1111 West Jefferson Street, Suite 200
Boise, Idaho 83702-5388
(Address of principal executive offices) (Zip Code)
(208) 384-7000
(Registrants' telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the "company," "we," "us," "our," or "Boise" refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 2.02	Results of Operations and Financial Condition.
On February 28, 2012, we issued an earnings release announcing our fourth quarter and year end 2011 financial results, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K. Additionally, Exhibit 99.2, a copy of which is furnished, includes statistical information relative to our quarterly performance. Management will review the company's performance during a webcast and conference call to be held today, February 28, at 11:00 a.m. Eastern. To link to the webcast, go to our website at www.BoiseInc.com and click on the link to the webcast under Webcasts & Presentations on the Investors drop-down menu. To join the conference call, dial 866-841-1001. International callers should dial 832-445-1689.
We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our earnings release.

Item 8.01	Other Events.
Declaration of Dividend
Our board of directors has declared a special cash dividend of $0.48 per common share, payable Wednesday, March 21, 2012, to shareholders of record at the close of business on Friday, March 9, 2012.
Annual Shareholders' Meeting
We will hold our annual shareholders' meeting at 9:00 a.m. MDT on Wednesday, April 25, 2012, in Boise, Idaho. The record date to determine shareholders eligible to vote at the meeting is Friday, March 16, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are furnished as part of this current report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Boise Inc. Earnings Release dated February 28, 2012
Exhibit 99.2	Boise Inc. Quarterly Statistical Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By:	/s/ KAREN E. GOWLAND	By:	/s/ KAREN E. GOWLAND
	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary
Date: February 28, 2012

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